Exhibit 99.3

[LETTERHEAD OF CITIGROUP GLOBAL MARKETS INC.]

January 25, 2016

The Board of Directors

Leidos Holdings, Inc.

11951 Freedom Drive

Reston, Virginia 20190

The Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to Leidos Holdings, Inc. (“Leidos”) of the Exchange Ratio (defined below) provided for pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) proposed to be entered into among Lockheed Martin Corporation (“Lockheed”), Abacus Innovations Corporation, a wholly owned subsidiary of Lockheed (“Spinco”), Leidos and Lion Merger Co., a direct wholly owned subsidiary of Leidos (“Merger Sub”), pursuant to which Leidos will acquire the government information technology infrastructure services business of Lockheed and its subsidiaries (collectively, the “Business”). As more fully described in the Merger Agreement and as further described to us by representatives of Leidos, after giving effect to the Related Transactions (defined below), including the transactions contemplated by Section 2.04(d) of the Merger Agreement, Merger Sub will be merged with and into Spinco (the “Merger”) and each outstanding share of the common stock, par value $0.001 per share, of Spinco (“Spinco Common Stock”) will be converted into 1.020202 (the “Exchange Ratio”) shares of the common stock, par value $0.0001 per share, of Leidos (“Leidos Common Stock”), subject to adjustment (as to which we express no opinion) as set forth in the Merger Agreement.

We understand that, pursuant to a Separation Agreement (the “Separation Agreement” and, together with the Merger Agreement, the “Agreements”) proposed to be entered into between Lockheed and Spinco and the Merger Agreement, (i) prior to consummation of the Merger, Lockheed will effect an internal reorganization pursuant to which, among other things, certain of the assets held, owned or used by Lockheed and its subsidiaries to conduct the Business will be transferred to, and certain liabilities associated with the Business will be assumed by, Spinco and its subsidiaries (such reorganization, together with the other reorganization steps contemplated by the Separation Agreement, the “Internal Reorganization”), (ii) immediately prior to or concurrently with the Internal Reorganization, certain debt financings will be undertaken (the “Financings”), (iii) in connection with the Internal Reorganization and after receipt of the proceeds from the Financings, Spinco will make a cash payment to Lockheed as specified in the Separation Agreement (the “Spinco Special Cash Payment”), (iv) concurrently with or following the consummation of the Internal Reorganization and the Spinco Special Cash Payment and prior to consummation of the Merger, all of the outstanding shares of Spinco Common Stock will be capitalized as contemplated by the Merger Agreement and distributed by Lockheed to holders of the common stock of Lockheed through a pro rata dividend, exchange offer or a combination thereof (the “Spinco Capitalization and Distribution”) and (v) in connection with the Merger and the Related Transactions, Leidos will declare and pay a special cash dividend pro rata to holders of record of Leidos Common Stock as of a time prior to the closing date for the Merger as specified in the Merger Agreement (such dividend, together with the Internal Reorganization, the Financings, the Spinco Special Cash Payment, the Spinco Capitalization and Distribution and the other transactions contemplated by the Agreements (other than the Merger), the “Related Transactions”). We also have been advised that, in connection with the Merger and the Related Transactions, certain supply, novation, transition services, lease, license, tax, employee, intellectual property and other related agreements and arrangements will be entered into among Lockheed, Spinco, Leidos and/or certain of their respective subsidiaries (such agreements, the “Related Agreements”). The terms and conditions of the Merger and the Related Transactions are more fully set forth in the Agreements and the Related Agreements.

In arriving at our opinion, we reviewed drafts, each dated January 25, 2016, of the Agreements and held discussions with certain senior officers, directors and other representatives of Leidos and certain senior officers and other representatives of Lockheed concerning the businesses, operations and prospects of Leidos and the Business on a standalone basis. We reviewed certain publicly available and other business and financial information relating to Leidos and the Business, including third-party prepared quality of earnings reports relating to the Business, as well as certain financial forecasts and other information and data relating to Leidos and the Business which were provided to or discussed with us by the respective managements of Leidos and Lockheed, including alternative financial forecasts and other information and data relating to the Business prepared or discussed with us by the management of Leidos that we have been directed to utilize in our analyses and certain information and data relating to the potential strategic implications and financial and operational benefits (including the amount, timing and achievability thereof) anticipated by the management of Leidos to result from the Merger and the Related Transactions. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices of Leidos Common Stock; the financial condition and historical and projected earnings and other operating data of Leidos and the Business; and the capitalization of Leidos and Spinco. We analyzed

The Board of Directors

Leidos Holdings, Inc.

January 25, 2016

certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Leidos and the Business. We also evaluated certain potential pro forma financial effects of the Merger and the Related Transactions relative to Leidos on a standalone basis utilizing the financial forecasts and other information and data relating to Leidos and the Business described above. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. We have not relied, for purposes of our opinion, on a comparison of the financial terms of the Merger to the financial terms of other transactions given, in our view, the lack of sufficient comparability of other transactions with the Merger. The issuance of our opinion has been authorized by our fairness opinion committee.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the managements of Leidos and Lockheed that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to financial forecasts and other information and data that we have been directed to utilize in our analyses, including estimates as to the potential strategic implications and financial and operational benefits anticipated by the management of Leidos to result from the Merger and the Related Transactions, we have been advised by the management of Leidos, and we have assumed, with your consent, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of such management as to the future financial performance of Leidos and the Business, the potential strategic implications and financial and operational benefits (including the amount, timing and achievability thereof) anticipated by the management of Leidos to result from, and other potential pro forma financial effects of, the Merger and the Related Transactions and the other matters covered thereby. With respect to third-party prepared quality of earnings reports relating to the Business provided to or discussed with us, we have assumed, with your consent, that such reports have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the preparer thereof and are a reasonable basis on which to evaluate the matters covered thereby. We have assumed, with your consent, that the financial results, including with respect to the potential strategic implications and financial and operational benefits anticipated to result from the Merger and the Related Transactions, reflected in such financial forecasts and other information and data will be realized in the amounts and at the times projected. We have been advised that an audit of the financial statements relating to the Business and Spinco has not yet been completed and we have assumed, with your consent, that, upon completion, such final audited financial statements will not reflect any information that would be meaningful in any material respect to our analyses or opinion. We have relied, at your direction, upon the assessments of the managements of Leidos and Lockheed as to, among other things, (i) the Related Transactions, including with respect to the timing thereof and assets, liabilities and financial and other terms involved, (ii) the potential impact on Leidos and the Business of market, competitive and other trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the industries in which Leidos and the Business operate, (iii) existing and future relationships, agreements and arrangements with, and the ability to attract, retain and/or replace, key employees, contractors, customers and other commercial relationships of Leidos and the Business, and (iv) the ability to integrate the operations of Leidos and the Business. We have assumed, with your consent, that there will be no developments with respect to any such matters or adjustments to the Exchange Ratio that would have an adverse effect on Leidos, Spinco (including the Business), the Merger or the Related Transactions (including the contemplated benefits thereof) or that would otherwise be meaningful in any material respect to our analyses or opinion.

We have evaluated Spinco (including the Business) and the Merger for purposes of our analyses and opinion after giving effect to the Related Transactions. We have not made or, except for certain third-party prepared quality of earnings reports relating to the Business, been provided with an independent evaluation or appraisal of the assets or liabilities (contingent, off-balance sheet or otherwise) of Leidos, the Business or any entity or other business and we have not made any physical inspection of the properties or assets of Leidos, the Business or any entity or other business. We have assumed, with your consent, that the Merger and the Related Transactions will be consummated in accordance with their respective terms and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases, waivers and agreements for the Merger and the Related Transactions, no delay, limitation, restriction or condition, including any divestiture requirements, amendments or modifications, will be imposed or occur that would have an adverse effect on Leidos, Spinco (including the Business), the Merger or the Related Transactions (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or opinion. We also have assumed, with your consent, that the Merger and the Related Transactions will qualify, as applicable, for the intended tax treatment contemplated by the Agreements. Our opinion, as set forth herein, relates to the relative values of Leidos and the Business. We are not expressing any view or opinion as to the actual value of Leidos Common Stock or any other securities when issued or distributed or the prices at which Leidos Common Stock or any other securities will trade or otherwise be transferable at any time, including following announcement or consummation of the Merger and the Related Transactions. We have assumed, with your consent, that Spinco will retain or acquire all assets, properties and rights necessary for the operations of the Business, that appropriate reserves, indemnification arrangements or other provisions have been made with respect

The Board of Directors

Leidos Holdings, Inc.

January 25, 2016

to liabilities of or relating to Spinco (including the Business) that will be assumed in connection with the Merger and the Related Transactions, and that Spinco will not directly or indirectly assume or incur any liabilities that are contemplated to be excluded as a result of the Merger, the Related Transactions or otherwise. Representatives of Leidos have advised us, and we further have assumed, that the final terms of the Agreements will not vary materially from those set forth in the drafts reviewed by us. We are not expressing any opinion with respect to accounting, tax, regulatory, legal or similar matters and we have relied, with your consent, upon the assessments of representatives of Leidos and Lockheed as to such matters.

Our opinion does not address any terms (other than the Exchange Ratio to the extent expressly specified herein), aspects or implications of the Merger or the Related Transactions, including, without limitation, the form or structure of the Merger, the form or structure, or financial or other terms, of any Related Transactions or any terms, aspects or implications of any Related Agreements or any indemnification or other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Merger, the Related Transactions or otherwise. We express no view as to, and our opinion does not address, the underlying business decision of Leidos to effect the Merger or any Related Transactions, the relative merits of the Merger or any Related Transactions as compared to any alternative business strategies that might exist for Leidos or the effect of any other transaction in which Leidos might engage. We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the Merger or the Related Transactions, or any class of such persons, relative to the Exchange Ratio or otherwise. Our opinion is necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to us as of the date hereof. Although subsequent developments may affect our opinion, we have no obligation to update, revise or reaffirm our opinion. As you are aware, the credit, financial and stock markets, and the industries in which Leidos and the Business operate, have experienced and continue to experience volatility and we express no opinion or view as to any potential effects of such volatility on Leidos, Spinco (or their respective businesses), the Merger or the Related Transactions (including the contemplated benefits thereof).

Citigroup Global Markets Inc. has acted as financial advisor to Leidos in connection with the proposed Merger and the Related Transactions and will receive a fee for such services, the principal portion of which is contingent upon consummation of the Merger. We also will receive a fee in connection with the delivery of this opinion. In addition, Leidos has agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. As you are aware, at Leidos’ request, we and certain of our affiliates expect to participate in certain financings to be undertaken in connection with the Merger and the Related Transactions, for which services we and such affiliates will receive compensation, including acting as lead bookrunner for, and as a lender under, such financings. As you also are aware, we and our affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to Leidos and its affiliates unrelated to the proposed Merger and the Related Transactions, for which services we and our affiliates have received and expect to receive compensation, including, during the past two years, having acted or acting as (i) lead arranger for a stock repurchase of Leidos and (ii) administrative agent for, and as a lender under, a credit facility of Leidos. As you further are aware, we and our affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to Lockheed and its affiliates, for which services we and our affiliates have received and expect to receive compensation, including, during the past two years, having acted or acting as (i) joint bookrunning manager for certain notes offerings of Lockheed and (ii) joint lead arranger, joint bookrunner or bookrunner and syndication or documentation agent for, and as a lender under, certain credit facilities of Lockheed. In the ordinary course of business, we and our affiliates may actively trade or hold the securities of Leidos, Lockheed, Spinco and their respective affiliates for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Leidos, Lockheed, Spinco and their respective affiliates.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Leidos (in its capacity as such) in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed Merger, any Related Transaction or otherwise.

The Board of Directors

Leidos Holdings, Inc.

January 25, 2016

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio provided for pursuant to the Merger Agreement is fair, from a financial point of view, to Leidos.

Very truly yours,

/S/ CITIGROUP GLOBAL MARKETS INC.

CITIGROUP GLOBAL MARKETS INC.